                          CERTIFICATE OF INCORPORATION

                                       OF

                              ADS ACQUISITION, INC.



     1.   The name of the corporation is:

                              ADS ACQUISITION, INC.


     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Seven Hundred Fifty (750); all of such shares shall be without par value.

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the incorporator is:

               L. J. Vitalo
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July, 1996.


                                                 /s/  L. J. Vitalo
                                       ---------------------------------------
                                                    L. J. Vitalo
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                           CERTIFICATE OF AMENDMENT

                                     OF

                         CERTIFICATE OF INCORPORATION

                                  * * * * *


     ADS Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:   That at a meeting of the Board of Directors of ADS Acquisition,
Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of ADS Acquisition, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     The name of the corporation is Aerospace Display Systems, Inc.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said ADS Acquisition, Inc. has caused this certificate to be signed by Robert A. Rankin, its Secretary, this Twenty-Third day of September, 1996.


                                            ADS Acquisition, Inc.


                                            By /s/  Robert Rankin
                                              ----------------------------
                                              Secretary